EXHIBIT 99.2

Amtech Systems Announces Pricing of $60 Million Oversubscribed Offering of Common Stock

TEMPE, Ariz., June 1, 2026 -- Amtech Systems, Inc. ("Amtech") (NASDAQ: ASYS), a manufacturer of equipment, consumables and services for semiconductor device packaging, wafer production and device fabrication, today announced the pricing of its oversubscribed underwritten public offering of 2,926,829 shares of its common stock, at a public offering price of $20.50 per share, for total gross proceeds of approximately $60 million, before deducting underwriting discounts, commissions, and offering expenses. The offering is expected to close on or about June 3, 2026, subject to customary closing conditions.

The Company intends to use the net proceeds from the offering to accelerate growth across its semiconductor packaging and advanced wafer substrate fabrication platforms, accretive merger and acquisition opportunities, working capital and general corporate purposes.

Titan Partners, a division of American Capital Partners, is acting as the sole bookrunner for the offering.

The offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-294296) filed with the Securities and Exchange Commission (“SEC”) on March 13, 2026, and declared effective by the SEC on March 23, 2026. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and accompanying prospectus relating to the offering, when available, may also be obtained by contacting Titan Partners Group LLC, a division of American Capital Partners, LLC, 4 World Trade Center, 49th Floor, New York, NY 10007, by phone at (929) 833-1246 or by email at prospectus@titanpartnersgrp.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Amtech Systems, Inc.

Amtech Systems, Inc. (NASDAQ: ASYS) provides equipment, consumables and services for semiconductor device packaging, wafer production and device fabrication. Our products are used to fabricate and package semiconductor devices, such as graphic processing units (GPUs) used in AI applications, silicon carbide (SiC) and silicon (Si) power devices and other optical, analog and digital devices. We sell these products to semiconductor device packaging, electronic assembly and device fabrication companies worldwide, particularly in Asia, North America and Europe. To learn more about Amtech, please visit our website at https://www.amtechsystems.com.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this press release is forward-looking in nature. All statements in this press release, or made by management of Amtech Systems, Inc. and its subsidiaries ("Amtech"), other than statements of historical fact, are hereby identified as "forward-looking statements" (as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995). The forward-looking statements in this press release relate only to events or information as of the date on which the statements are made in this press release. Examples of forward-looking statements include statements regarding Amtech's future financial results, delivering profitable growth, creating long-term value for our shareholders, long term future prospects, operating results, business strategies, projected costs, the optimization and reduction of structural costs, products under development, competitive positions, plans and objectives of Amtech and its management for future operations, efforts to improve operational efficiencies and effectiveness and profitably grow our revenue, and enhancements to our technologies and expansion of our product portfolio. In some cases, forward-looking statements can be identified by terminology such as "may," "plan," "anticipate," "seek," "will," "expect," "intend," "estimate," "believe," "continue," "predict," "potential," "project," "should," "would," "could", "likely," "future," "target," "forecast," "goal," "observe," and "strategy" or the negative of these terms or other comparable terminology used in this press release or by our management, which are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. The Form 10-K that Amtech filed with the Securities and Exchange Commission (the "SEC") for the most recently completed fiscal year ended September 30, 2025, listed various important factors that could affect the Company's future operating results and financial condition and could cause actual results to differ materially from historical results and expectations based on forward-looking statements made in this document or elsewhere by Amtech or on its behalf. These factors can be found under the heading "Risk Factors" in the Form 10-K and in our subsequently filed Quarterly Reports on Form 10-Qs, and investors should refer to them. Because it is not possible to predict or identify all such factors, any such list cannot be considered a complete set of all potential risks or uncertainties. Except as required by law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise.

Amtech Systems may use its website (www.amtechsystems.com), investor relations page (https://www.amtechsystems.com/investors), and LinkedIn page (https://www.linkedin.com/company/amtechsystems) to disclose material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors and other interested parties should monitor these sites, in addition to following Amtech Systems press releases, Securities and Exchange Commission (SEC) filings, public conference calls and public presentations/webcasts.

Investor Relations Contact:
Darrow Associates
Jordan Darrow
631-766-4528
jdarrow@darrowir.com

Source: Amtech Systems, Inc.